UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) Appointment of Mary B. Fedewa to President and Chief Executive Officer

Effective April 15, 2021, the Board of Directors (the “Board”) of STORE Capital Corporation (the “Company” or “STORE”) appointed Mary B. Fedewa, STORE’s current President and Chief Operating Officer, to the position of President and Chief Executive Officer. Ms. Fedewa will continue to serve as a member of the Board and will not serve on any committees of the Board.

Ms. Fedewa, 55, was one of STORE’s co-founders in May 2011 and has served as the Company’s President and Chief Operating Officer since September 2020, and as Chief Operating Officer since October 2017. She was appointed to serve as a director in August 2016. From the Company’s organization until October 2017, she served as the Company’s Executive Vice President – Acquisitions, Assistant Secretary and Assistant Treasurer. Ms. Fedewa has over 20 years of experience in a broad range of financial services. Prior to co-founding STORE, Ms. Fedewa spent several years investing as principal in single-tenant commercial real estate for private real estate companies. From 2004 to 2007, Ms. Fedewa was a Managing Director of Acquisitions at Spirit Finance Corporation (now Spirit Realty Capital, Inc. (NYSE: SRC)), a real estate investment trust, originating net-lease transactions in a variety of industries across the United States. Prior to Spirit, Ms. Fedewa held numerous positions within GE Capital, concluding as a Senior Vice President of GE Franchise Finance, which was the successor company to Franchise Finance Corporation of America, a Scottsdale, Arizona-based REIT acquired by GE Capital in 2001. Throughout her GE Capital tenure, Ms. Fedewa held leadership positions within Mortgage Insurance, Private Label Financing and Commercial Finance. While at GE, Ms. Fedewa was awarded a Six Sigma Black Belt and also served as a GE Quality Leader. Ms. Fedewa attended North Carolina State University, where she graduated summa cum laude with a B.A. degree in Business Management with a concentration in Finance.

There are no arrangements or understandings between Ms. Fedewa and any other person pursuant to which Ms. Fedewa was selected to serve as Chief Executive Officer. Ms. Fedewa does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Fedewa’s appointment, she will receive a $500,000 grant of restricted stock, which shares will vest in four (4) equal annual installments beginning on February 15, 2022.

Appointment of Christopher H. Volk to Executive Chair

Effective April 15, 2021, the Board appointed Christopher H. Volk, STORE’s current Chief Executive Officer, to the position of Executive Chair.

Mr. Volk, 64, was one of STORE’s co-founders in May 2011. Mr. Volk served as STORE’s Chief Executive Officer and as a director since the Company’s inception, and also served as STORE’s President since inception until September 2020. With more than 30 years of experience in structuring, managing and financing commercial real estate companies, Mr. Volk led the largest ever real estate limited partnership roll-up transaction of its time in 1994 in the formation of FFCA; oversaw the issuance of FFCA’s unsecured debt rating in 1995, which was the first unsecured debt rating ever issued to a net-lease REIT; and, in 2005, while CEO of Spirit, led the creation of the first commercial real estate master trust debt conduit in the United States designed to finance net-lease assets. Prior to forming the Company, Mr. Volk co-founded Spirit and served as its President and Chief Executive Officer and as a member of its board from August 2003 to February 2010. Prior to co-founding Spirit in 2003, Mr. Volk served for over 16 years in numerous capacities with FFCA, including President and Chief Operating Officer and a member of FFCA’s board of directors. Mr. Volk continued as Chief Operating Officer of GE Capital Franchise Finance, the new name given to the business following the FFCA acquisition, until December 2002. In addition to his service on the Board and as STORE’s Chief Executive Officer, Mr. Volk currently serves on the board of directors of Banner Health where he is chairman of its nominating and corporate governance committee and a member of its investment committee. He has also currently serves as a visiting professor at Cornell University. He received a B.A. degree from Washington and Lee University and an M.B.A. degree from Georgia State University.

In connection with Mr. Volk’s appointment, Morton H. Fleischer, STORE’s Chairman of the Board since its inception, stepped down as Chairman of the Board, but will continue his Board and committee service. In recognition of Mr. Fleischer’s long-standing service as Chairman of the Board, the Board granted Mr. Fleischer the honorary title of Chair Emeritus.

There are no arrangements or understandings between Mr. Volk and any other person pursuant to which Mr. Volk was selected to serve as Executive Chair. Mr. Volk does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Catherine D. Rice to Lead Independent Director

Effective April 15, 2021, in connection with Mr. Volk’s appointment to Executive Chair, the Board appointed Catherine D. Rice, currently an independent director and a member of the Board’s Audit Committee and Investment Committee, to the position of Lead Independent Director. Ms. Rice will receive an additional annual cash retainer of $32,500 for her service as Lead Independent Director.

Ms. Rice, 61, has served as a director since October 2017. Ms. Rice has over 30 years of experience in the real estate capital and investment markets and in the management and operation of public and private real estate companies. She currently serves as the lead independent director and a member of each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the board of directors of Colony Credit Real Estate, Inc. (NYSE: CLNC), one of the largest commercial real estate credit REITs. Ms. Rice also currently serves on the boards of directors of RMG Acquisition Corp II (NASDAQ:RMGBU) and RMG Acquisition Corp III (NASDAQ:RMGCU), both newly formed special purpose acquisition companies. From 2013 to 2016, Ms. Rice was Chief Financial Officer and then Senior Managing Director of W.P. Carey (NYSE: WPC), one of the largest global net lease REITs, where she completed a comprehensive reorganization of the finance, accounting and IT functions and the build-out of the investor relations and capital markets areas. She was responsible for financial strategy, all public capital-raising initiatives, and a company-wide strategic evaluation. She was a member of the operating and investment committees. From 2010 to 2013, Ms. Rice was a partner at Parmenter Realty Partners, a private real estate investment firm focused on distressed and value-add properties in the Southern regions of the U.S. Her responsibilities included both capital raising and investing for the firm’s fourth fund. From 2002 to 2009, Ms. Rice was the Chief Financial Officer of iStar Financial (NYSE: STAR), a publicly traded finance company focused on the commercial real estate industry, where she was responsible for financial strategy and capital-raising initiatives, financial reporting and investor relations. Ms. Rice spent the first 16 years of her career as a professional in the real estate investment banking groups of Merrill Lynch, Lehman Brothers and Banc of America Securities. During her career as an investment banker, she was involved in numerous capital-raising and strategic advisory transactions, including REIT IPOs, public and private debt and equity offerings, mergers and acquisitions, leveraged buyouts, and asset and corporate acquisitions and dispositions. Ms. Rice received a B.A. degree from the University of Colorado and an M.B.A. from Columbia University.

(e)    Revised Executive Employment Agreements

On April 15, 2021, STORE entered into revised employment agreements (each, a “Revised Employment Agreement,” and collectively, the “Revised Employment Agreements”) with Ms. Fedewa and Mr. Volk in connection with their new positions, each effective as of April 15, 2021, and each of which supersedes the employment agreements between each of Ms. Fedewa and Mr. Volk and the Company entered into on November 2, 2017 (the “2017 Employment Agreements”).

Ms. Fedewa’s Revised Employment Agreement (i) provides that she will serve as President and Chief Executive Officer of the Company beginning on April 15, 2021, (ii) has a term that extends through April 15, 2025, (iii) provides for an initial base salary of $725,000, and (iv) is otherwise materially consistent with her 2017 Employment Agreement.

Mr. Volk’s Revised Employment Agreement (i) provides that he will serve as Executive Chair beginning on April 15, 2021, (ii) has a term that extends through December 31, 2022, (iii) provides for an initial base salary of $600,000, and (iv) is otherwise materially consistent with his 2017 Employment Agreement.

On April 15, 2021, STORE also entered into Revised Employment Agreements with Chad A. Freed, STORE’s Executive Vice President – General Counsel, Chief Compliance Officer and Secretary, and Tyler S. Maertz, STORE’s Executive Vice President – Acquisitions, each of whom are named executive officers of STORE. Each of the Revised Employment Agreements for Mr. Freed and Mr. Maertz (i) has a term that extends through April 15, 2025, (ii) provides for an initial base salary of $400,000 for Mr. Freed and $350,000 for Mr. Maertz, respectively, and (iii) is otherwise materially consistent with the Revised Employment Agreements of Ms. Fedewa and Mr. Volk. The Revised Employment Agreements with Mr. Freed and Mr. Maertz supersede the employment agreements between each of them and the Company entered into on August 19, 2019 and October 1, 2020, respectively.

A copy of the each of the above referenced Revised Employment Agreements is filed as an Exhibit hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2021, the Company issued a press release announcing the leadership changes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Employment Agreement dated as of April 15, 2021, by and among STORE Capital Corporation, STORE Capital Advisors, LLC, and Mary B. Fedewa

10.2	Employment Agreement dated as of April 15, 2021, by and among STORE Capital Corporation, STORE Capital Advisors, LLC, and Christopher H. Volk

10.3	Employment Agreement dated as of April 15, 2021, by and among STORE Capital Corporation, STORE Capital Advisors, LLC, and Chad A. Freed

10.4	Employment Agreement dated as of April 15, 2021, by and among STORE Capital Corporation, STORE Capital Advisors, LLC, and Tyler S. Maertz

99.1	Press Release dated April 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: April 15, 2021

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel